SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2002
(Date of earliest event reported)

Commission File No.: 333-75952

SLC Student Loan Receivables I, Inc.
SLC Student Loan Trust-I
(Name of Co-Registrants)

SLC Student Loan Trust-I, Student Loan Asset Backed Notes, Series 2002-1 and Series 2002-2
(Name of Issue)

Delaware	04-3598719
Delaware	04-6959982
(States of Incorporation)	(I.R.S. Employer Identification Nos.)

750 Washington Boulevard
Stamford, Connecticut	06901
Address of principal executive office	(Zip Code)

(203) 975-6923
(203) 975-6112
Registrant's Telephone Number, including area code

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other Events

See the monthly statement attached as Exhibit 20.1 hereto distributed to holders of SLC Student Loan Trust-I, Student Loan Asset Backed Notes, Series 2002-1 and Series 2002-2.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits furnished in accordance with Item 601(a) of Regulation S-K

Exhibit No.	Description

(EX-20.1)	Monthly statement distributed to holders of SLC
Student Loan Trust-I, Student Loan Asset
Backed Notes, Series 2002-1 and Series 2002-2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION, AS
SERVICER

January 22, 2003

By: /s/ Steven J. Gorey
Name: Steven J. Gorey
Title: Chief Financial Officer

INDEX TO EXHIBITS

Paper (P) or
Exhibit No.	Description	Electronic (E)

(EX-20.1)	Monthly statement distributed to	E
holders of SLC Student Loan Trust-I,
Student Loan Asset Backed
Notes, Series 2002-1 and 2002-2

Exhibit 20.1

SLC Student Loan Trust - I
Statement to Note Holders
As of and for the period ended: 12/31/2002

Pursuant to Section 11.04 of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge.

(a) The amount of payments with respect to each Class paid with respect to principal during December 2002;

Class	Principal Paid
A-1	$100,000.00
A-2	$650,000.00
A-3	$650,000.00
A-4	$750,000.00
A-5	$0.00
A-6	$0.00
A-7	$0.00
B-1	$0.00
B-2	$0.00

(b) The amount of payments with respect to each Class paid with respect to interest during December 2002;

Class	Interest Paid
A-1	$62,742.75
A-2	$72,475.03
A-3	$66,666.05
A-4	$69,967.58
A-5	$61,742.68
A-6	$78,968.94
A-7	$71,074.66
B-1	$18,300.00
B-2	$13,450.78

(c) The amount of payments allocable to any Noteholders' Auction Rate Interest Carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

Interest Carryover
Auction Rate Notes	$0.00

(d) The principal balance of Financial Eligible Loans as of December 31, 2002;

Principal Balance of Financed Eligible Loans $442,020,039.55

(e) The aggregate outstanding amount of the Notes of each Class as of December 31, 2002, after giving effect to payments allocated to principal reported under clause (a) above;

Class	Principal Outstanding
A-1	$56,425,000.00
A-2	$56,525,000.00
A-3	$56,525,000.00
A-4	$61,300,000.00
A-5	$65,350,000.00
A-6	$65,350,000.00
A-7	$65,350,000.00
B-1	$15,250,000.00
B-2	$10,150,000.00

(f) The Interest rate for the applicable Class of Notes with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only) as of December 31, 2002;

Class	Calculation Method
	(Actual Method in Bold)
	Net Loan Rate	Auction Rate
A-1	N/A	1.5900%
A-2	N/A	1.4800%
A-3	N/A	1.4600%
A-4	N/A	1.4500%
A-5	N/A	1.4800%
A-6	N/A	1.4500%
A-7	N/A	1.4500%
B-1	N/A	1.7200%
B-2	N/A	1.5700%

(g) The amount of the Servicing Fees paid by the Trust during December 2002;

Servicing Fees	$0.00*

*The servicing fee payment of $30,175.71 was made on January 6, 2003.

(h) The amount of the Administration Fee, Broker/Dealer Fee, Auction Agent Fee and Trustee Fee, paid by the Trust during December 2002;

Administration Fee	$0.00*
Broker/Dealer Fee	$86,177.96
Auction Agent Fee	$0.00
Trustee Fee	$0.00

*The administration fee payment of $928.48 was made on January 6, 2003.

(i) The amount of Net Losses, if any, during December 2002 and any recoveries of principal and interest received during December 2002 relating to Financed Student Loans for which Net Losses were previously allocated;

Net Losses	$14,419.82
Recoveries	$0.00

(j) The amount of payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during December 2002 and the balance of the Reserve Fund as of December 31, 2002;
	Balance	Withdrawals
Reserve Fund	$7,689,229.90	$267.81

(k) The portion, if any, of the payments attributable to amounts on deposit in the Loan Fund;

The portion of payments attributable to the Loan Fund		$0.00

(l) The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Loan Account with respect to each Series of the Student Loan Fund during December 2002;

	Principal	Interest	Premium
Loan Acquisitions	$267.81	$0.00	$0.00

(m) The amount remaining in the Loan Account with respect to each Series of the Student Loan fund that has not been used to acquire Eligible Loans and is being transferred to the Note Redemption Fund;

Transfers from Loan Fund to Redemption Fund $0.00

(n) The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during December 2002;

Loans sold from the Trust (principal, interest, and premium) $0.00

(o) The number and principal amount of financed Student Loans, as of December 31, 2002 , that are (i) 31 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number of Loans	Principal	% of Total Principal
		Outstanding	Outstanding
31 - 60 days	440	$7,922,047.27	1.8%
61 - 90 days	199	$3,195,696.96	0.7%
91 - 120 days	107	$2,067,094.34	0.5%
121 - 150 days	91	$1,676,550.61	0.4%
151 - 180 days	49	$561,580.95	0.1%
181 - 210 days	43	$709,689.26	0.2%
211 - 240 days	28	$498,267.75	0.1%
241 - 270 days	1	$13,750.00	0.0%
Claims Pending	61	$996,274.08	0.2%
Claims Filed	44	$736,962.17	0.2%
(p) The total Value of the Trust Estate and the outstanding principal amount of the Notes as of December 31, 2002.

Assets
Cash & Cash Equivalents	$2,838,039.70
Student Loan Receivables	$442,020,039.55
Reserves	$7,689,229.90
Other Loan Receivables	$3,741,410.67

Total Assets	$456,288,719.82

Liabilities
Class A-1	$56,425,000.00
Class A-2	$56,525,000.00
Class A-3	$56,525,000.00
Class A-4	$61,300,000.00
Class A-5	$65,350,000.00
Class A-6	$65,350,000.00
Class A-7	$65,350,000.00
Class B-1	$15,250,000.00
Class B-2	$10,150,000.00
Accrued Liabilities	$977,255.83

Total Liabilities	$453,202,255.83

Parity Ratio (Notes Only)	100.90%
Parity Ratio (All Liabilities)	100.68%
Parity Ratio (Senior Liabilities)	106.90%

(q) The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment as of December 31, 2002.

Delinquencies	Number of Loans	Principal	% of Total Principal
		Outstanding	Outstanding
Rejected Claims	0	$0.00	0.0%
Loans in Deferment	1,998	$39,697,939.07	9.0%
Loans in Forbearance	1,357	$27,730,992.19	6.3%

A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Trustee, addressed to its Corporate Trust Office.